Exhibit 99.1

Press Release

INVESTOR RELATIONS CONTACT:

Ralph Giacobbe

804-688-3400

Ralph.Giacobbe@cigna.com

MEDIA CONTACT:

Justine Sessions

860-810-6523

Justine.Sessions@cigna.com

Cigna Reports Fourth Quarter and Full Year 2021 Results,

Expects Continued Revenue and Attractive Earnings Per Share Growth in 2022

•	Total revenues for 2021 were $174.1 billion, and adjusted revenues[1] for 2021 were $174.1 billion
•	Shareholders’ net income for 2021 was $5.4 billion, or $15.73 per share
•	Adjusted income from operations[2] for 2021 was $7.0 billion, or $20.47 per share
•	Adjusted income from operations[2,3] is projected to be at least $6.95 billion in 2022, or at least $22.40 per share[3]
•	Board of Directors declared a 12% increase in the quarterly dividend rate, to $1.12 per share

BLOOMFIELD, CT, February 3, 2022 – Global health services company Cigna Corporation (NYSE: CI) today reported 2021 results reflecting continued strong business growth aided by the Company’s diversified portfolio.

“We performed well in 2021 as we supported the growing needs of our clients, customers and patients,” said David M. Cordani, chairman and chief executive officer. “2022 will be a year of growth across our franchise as we continue innovating and advancing our work to make health care more affordable, predictable, and simple.”

Total revenues for 2021 were $174.1 billion. Adjusted revenues1 were $174.1 billion and reflect strong contributions from each of Cigna's ongoing businesses.

Shareholders’ net income for 2021 was $5.4 billion, or $15.73 per share, compared with $8.5 billion, or $22.96 per share, for 2020. Shareholders’ net income in 2020 included an after tax gain of $3.2 billion, or $8.73 per share, from the sale of the Group Disability and Life business.

Cigna's adjusted income from operations2 for 2021 was $7.0 billion, or $20.47 per share, compared with $6.8 billion, or $18.45 per share, for 2020 reflecting strong earnings contributions across the Company’s businesses, led by Evernorth.

Reconciliations of total revenues to adjusted revenues1 and of shareholders’ net income to adjusted income from operations2 are provided on the following page and on Exhibit 1 of this earnings release.

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CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of total revenues to adjusted revenues1 and shareholders’ net income to adjusted income from operations2:

Consolidated Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021

Total Revenues	$45,688	$41,712	$44,288	$174,078
Net Realized Investment (Gains) Losses from Equity Method Investments[1]	(12)	(43)	22	—
Adjusted Revenues[1]	$45,676	$41,669	$44,310	$174,078

Consolidated Earnings, net of taxes
Shareholders’ Net Income	$1,116	$4,135	$1,621	$5,365
Net Realized Investment (Gains) Losses[2]	(59)	(169)	(42)	(158)
Amortization of Acquired Intangible Assets[2]	326	370	392	1,494
Special Items[2]	189	(3,069)	(35)	279
Adjusted Income from Operations[2]	$1,572	$1,267	$1,936	$6,980

Shareholders’ Net Income, per share	$3.39	$11.45	$4.80	$15.73
Adjusted Income from Operations[2], per share	$4.77	$3.51	$5.73	$20.47

•	In 2021, the Company repurchased 35.2 million shares of common stock for $7.7 billion. Year to date through February 2, 2022, the Company repurchased 2.5 million shares of common stock for approximately $580 million.

•	In 2021, the Company initiated a quarterly cash dividend and declared quarterly cash dividends of $1.00 per share of Cigna common stock. On February 3, 2022, the Company’s Board of Directors declared a cash dividend of $1.12 per share of Cigna common stock to be paid on March 24, 2022 to shareholders of record as of the close of trading on March 9, 2022.

•	The debt-to-capitalization ratio was 41.7% at December 31, 2021, reflecting higher commercial paper balances and the impact of share repurchases on shareholders equity.

•	The SG&A expense ratio[4] was 7.3% for full year 2021 compared to 8.5% for full year 2020, driven by revenue growth, the repeal of the health insurance industry tax, and continued expense efficiency.

•	Fourth quarter 2021 special items include an after-tax charge of $119 million, or $0.36 per share, related to a strategic plan to further leverage the Company’s ongoing growth to drive operational efficiency through enhancements to organizational structure and increased use of automation and shared services.

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CUSTOMER RELATIONSHIPS

The following table summarizes Cigna’s medical customers and overall customer relationships:

Customer Relationships (in thousands):

	As of the Periods Ended
	December 31,		September 30,
	2021	2020	2021

Total Customer Relationships[5]	185,672	173,241	181,339

Total Pharmacy Customers[5]	107,298	98,850	103,612

U.S. Commercial	13,854	13,626	13,788
U.S. Government	1,510	1,387	1,517
International Health	1,717	1,637	1,701
Total Medical Customers[5,6]	17,081	16,650	17,006

Behavioral Care	40,380	36,908	39,784
Dental	17,731	17,542	17,753
Medicare Part D	3,182	3,291	3,184

•	The pharmacy customer base[5] at the end of 2021 grew to 107.3 million, an organic increase of 8.4 million year to date, driven by strong ongoing retention and new sales.

•	The total medical customer base[5,6] at the end of 2021 grew to 17.1 million, an increase of 431,000 customers year to date, driven by net growth across each business within the Cigna Healthcare segment.

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HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 1 for a reconciliation of adjusted income (loss) from operations2 to shareholders’ net income.

Evernorth

This segment includes a broad range of coordinated and point solution health services and capabilities, including pharmacy solutions, benefits management solutions, care delivery and care management solutions, and intelligence solutions, which are provided to health plans, employers, government organizations, and health care providers.

Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021

Adjusted Revenues[1]	$35,086	$30,533	$33,614	$131,912
Adjusted Income from Operations, Pre-Tax[2]	$1,634	$1,589	$1,548	$5,818
Adjusted Margin, Pre-Tax[7]	4.7%	5.2%	4.6%	4.4%

•	Fourth quarter 2021 adjusted revenues[1] increased 15% relative to fourth quarter 2020 reflecting strong organic growth in specialty pharmacy services and increased retail network volumes, including the impact of COVID-19 vaccines.

•	Fourth quarter 2021 adjusted income from operations, pre-tax[2] increased 3% relative to fourth quarter 2020, reflecting continued affordability improvements for the benefit of our clients, customers and patients and business growth, partially offset by strategic investments in expanding partnerships, new businesses and solutions, and technology.

•	Evernorth fulfilled 424 million adjusted pharmacy scripts[8] in fourth quarter 2021, an increase of 9% over fourth quarter 2020 driven by strong organic growth and COVID-19 vaccine volumes.

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Cigna Healthcare6

This segment includes Cigna’s U.S. Commercial, U.S. Government, and International Health businesses that provide comprehensive medical and coordinated solutions to clients and customers. U.S. Commercial products and services include medical, pharmacy, behavioral health, dental, vision, health advocacy programs and other products and services for insured and self-insured customers. U.S. Government solutions include Medicare Advantage, Medicare Supplement, and Medicare Part D plans for seniors, and individual health insurance plans both on and off the public exchanges. International Health solutions include health care coverage in our international markets, as well as health care benefits for globally mobile individuals and employees of multinational organizations.

Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021

Adjusted Revenues[1,9]	$11,214	$10,413	$11,222	$44,652
Adjusted Income from Operations, Pre-Tax[2]	$472	$285	$1,046	$3,609
Adjusted Margin, Pre-Tax[7]	4.2%	2.7%	9.3%	8.1%

•	Fourth quarter 2021 adjusted revenues[1,9] grew 8% over fourth quarter 2020, reflecting customer growth, premium increases, increased specialty contributions, and favorable net investment income.

•	Fourth quarter 2021 adjusted income from operations, pre-tax² and adjusted margin, pre-tax[7] increased relative to fourth quarter 2020 primarily due to increased specialty contributions, increased contributions from our International Health business, the repeal of the health insurance industry tax, and favorable net investment income, partially offset by higher medical costs in our U.S. Commercial and U.S. Government businesses.

•	The Cigna Healthcare medical care ratio[4] (“MCR”) of 87.0% for fourth quarter 2021 compares to 84.8% for fourth quarter 2020, reflecting higher medical costs in our stop loss and U.S. Commercial insured businesses, including net unfavorable COVID-19 related impacts, and the pricing effect of the repeal of the health insurance industry tax. These impacts were partially offset by favorable contributions from behavioral products.

•	The Cigna Healthcare MCR[4] of 84.0% for full year 2021 compares to 78.3% for full year 2020, reflecting the impact of higher medical costs in our U.S. Commercial and U.S. Government businesses, including net unfavorable COVID-19 related impacts, lower Medicare Advantage risk adjustment revenues, and the pricing effect of the repeal of the health insurance industry tax. These impacts were partially offset by the absence of 2020 premium relief programs in response to the COVID-19 pandemic.

•	Full year 2021 adjusted income from operations, pre-tax[2] for Cigna’s U.S. Commercial and U.S. Government businesses combined, which were previously reported as U.S. Medical, was $3.43 billion[13]. The combined MCR[4] for these two businesses was 84.9% for full year 2021.

•	Cigna Healthcare net medical costs payable[10] was $4.00 billion at December 31, 2021, $4.05 billion at September 30, 2021, and $3.46 billion at December 31, 2020. Favorable prior year reserve development on a gross pre-tax basis was $219 million and $144 million through full year 2021 and 2020, respectively.

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Corporate and Other Operations6, 11

Corporate reflects interest expense, as well as amounts not allocated to operating segments and includes intersegment eliminations. Additionally, this discussion includes items reported in our Other Operations segment which is comprised of the international life, accident, and supplemental benefits businesses held for sale pending divestiture6, Corporate Owned Life Insurance (“COLI”), the Company’s run-off operations, and the Group Disability and Life business prior to the divestiture on December 31, 2020.

Financial Results (dollars in millions):
	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2021	2020	2021	2021

Adjusted (Loss) from Operations, Pre-Tax[2]	$(115)	$(236)	$(83)	$(450)

•	Fourth quarter 2021 adjusted loss from operations, pre-tax[2] was favorable to fourth quarter 2020 reflecting higher contributions from our international life, accident, and supplemental benefits businesses, lower interest expense, and lower corporate operating expenses.

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2022 OUTLOOK

Cigna's outlook for full year 2022 adjusted revenues1,3 is projected to be at least $177 billion. Cigna’s outlook for full year 2022 consolidated adjusted income from operations2,3 is projected to be at least $6.95 billion, or at least $22.40 per share3. Additionally, this outlook includes the impact of expected future share repurchases, anticipated 2022 dividends, and assumes that the previously announced divestiture of our international life, accident, and supplemental benefits businesses6 will close in the second quarter of 2022.

(dollars in millions, except where noted and per share amounts)
2022 Consolidated Metrics	Projection for Full Year Ending December 31, 2022
Adjusted Revenues[1,3]	at least $177,000
Adjusted Income from Operations[2,3]	at least $6,950
Adjusted Income from Operations, per share[2,3]	at least $22.40
SG&A Expense Ratio[3,4]	6.9% to 7.3%
Adjusted Tax Rate[3,12]	22.0% to 22.5%
Adjusted Margin, After-Tax[3,7]	~3.9%
Cash Flow from Operations[3]	at least $8,250
Capital Expenditures[3]	~$1,250
Shareholder Dividends[3]	~$1,400
Weighted Average Shares Outstanding (millions)[3]	308 to 312

2022 Evernorth Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	~$6,100

2022 Cigna Healthcare Metrics
Adjusted Income from Operations, Pre-Tax[2,3]	~$3,900
Medical Care Ratio[3,4]	82.0% to 83.5%
Total Medical Customer Growth (lives)[3,5]	at least 575,000

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The foregoing statements represent the Company’s current estimates of Cigna's 2022 consolidated and segment adjusted income from operations2,3 and other key metrics as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna’s website in the Investor Relations section (https://investors.cigna.com/home/default.aspx). Management will be hosting a conference call to review full year 2021 results and discuss full year 2022 outlook beginning today at 8:30 a.m. ET. A link to the conference call is available in the Investor Relations section of Cigna's website located at https://investors.cigna.com/events-and-presentations/default.aspx.

The call-in numbers for the conference call are as follows:

Live Call

(888) 566-1253 (Domestic)

(773) 799-3825 (International)

Passcode: 232022

Replay

(866) 359-3779 (Domestic)

(203) 369-0147 (International)

It is strongly suggested you dial in to the conference call by 8:15 a.m. ET.

About Cigna

Cigna Corporation (NYSE: CI) is a global health services company dedicated to improving the health, well-being and peace of mind of those we serve. Cigna delivers choice, predictability, affordability and access to quality care through integrated capabilities and connected, personalized solutions that advance whole person health. All products and services are provided exclusively by or through operating subsidiaries of Cigna Corporation, including Cigna Health and Life Insurance Company, Connecticut General Life Insurance Company, Evernorth companies or their affiliates, and Express Scripts companies or their affiliates. Such products and services include an integrated suite of health services, such as medical, dental, behavioral health, pharmacy, vision, supplemental benefits, and other related products.

Cigna maintains sales capability in over 30 countries and jurisdictions, and has over 185 million customer relationships throughout the world. To learn more about Cigna®, including links to follow us on Facebook or Twitter, visit www.cigna.com.

Notes:

1.	Adjusted revenues is used by Cigna’s management because it permits analysis of trends in underlying revenue. The Company defines adjusted revenues as total revenues excluding the following adjustments: special items and Cigna's share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. We exclude these items from this measure because management believes they are not indicative of past or future underlying performance of the business. Adjusted revenues is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, total revenues. See Exhibit 1 for a reconciliation of consolidated adjusted revenues to total revenues.

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2.	Adjusted income (loss) from operations is a principal financial measure of profitability used by Cigna’s management because it presents the underlying results of operations of Cigna’s businesses and permits analysis of trends in underlying revenue, expenses and shareholders’ net income. Adjusted income from operations is defined as shareholders’ net income (or income before income taxes for the segment metric) excluding net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Special items are matters that management believes are not representative of the underlying results of operations due to their nature or size. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results and on a pre-tax basis for segment results. Consolidated adjusted income (loss) from operations is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders’ net income. See Exhibit 1 for a reconciliation of consolidated adjusted income from operations to shareholders’ net income.

3.	Management is not able to provide a reconciliation of adjusted income from operations to shareholders’ net income (loss) or adjusted revenues to total revenues on a forward-looking basis because it is unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results (from equity method investments with respect to adjusted revenues) and (ii) future special items. These items are inherently uncertain and depend on various factors, many of which are beyond Cigna’s control. As such, any associated estimate and its impact on shareholders’ net income and total revenues could vary materially.

The Company’s outlook assumes that the previously announced divestiture of the international life, accident, and supplemental benefits businesses6 will close in the second quarter of 2022 but excludes the potential effects of any other business combinations that may occur after the date of this earnings release. The Company’s outlook includes the potential effects of expected future share repurchases and anticipated 2022 dividends.

As announced in January 2021, Cigna currently intends to pay regular quarterly dividends, with future declarations subject to approval by its Board of Directors and the Board’s determination that the declaration of dividends remains in the best interests of Cigna and its shareholders. The decision of whether to pay future dividends and the amount of any such dividends will be based on the Company’s financial position, results of operations, cash flows, capital requirements, the requirements of applicable law and any other factors the Board of Directors may deem relevant.

The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternate uses of capital. The share repurchase program may be effected through open market purchases in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, including through Rule 10b5-1 trading plans, or privately negotiated transactions. The program may be suspended or discontinued at any time.

4.	Operating ratios are defined as follows:
•	The Cigna Healthcare medical care ratio represents medical costs as a percentage of premiums for all U.S. Commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements, as well as Medicare Advantage, Medicare Part D, Medicare Supplement, individual on and off-exchange products, and healthcare products within our International Health business, within the Cigna Healthcare segment.
•	The medical care ratio for Cigna’s U.S. Commercial and U.S. Government businesses combined, which were previously reported as U.S. Medical, includes the same items outlined above for the Cigna Healthcare segment, but excludes healthcare products within our International Health business.
•	SG&A expense ratio represents enterprise selling, general and administrative expenses excluding special items as a percentage of adjusted revenue at a consolidated level.

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5.	Customer relationships are defined as follows:
•	Total medical customers includes individuals in the Cigna Healthcare segment who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.
•	International Health medical customers excludes medical customers served by less than 100% owned subsidiaries and customers that are part of the businesses to be sold pursuant to the previously announced divestiture of the international life, accident, and supplemental benefits businesses[6]. Prior year lives have been restated to conform to this presentation.
•	Pharmacy customer relationships. Effective January 1, 2021, Pharmacy lives have been updated to reflect actual eligibility data for benefits provided to Prime Therapeutics. Previously these lives had been estimated based on prescriptions filled during the period. Pharmacy lives for prior periods have been restated to reflect this change.
•	Policies issued by the businesses subject to the definitive agreement to sell certain of our international life, accident, and supplemental benefits businesses[6] have been excluded from customer relationships.

6.	We entered into a definitive agreement in October 2021 to sell our life, accident, and supplemental benefits businesses in Hong Kong, Indonesia, New Zealand, South Korea, Taiwan, Thailand and our interest in a joint venture in Turkey to Chubb INA Holdings, Inc. (the “Chubb Transaction”). Subject to applicable regulatory approvals and customary closing conditions, we expect to complete this transaction in the second quarter of 2022. In connection with the pending Chubb Transaction, we revised our business reporting structure and, effective in the fourth quarter of 2021, we adjusted our segment reporting so that the results previously reported in the International Markets segment are now reported as follows:
•	The businesses to be retained by Cigna are reported in the newly created International Health operating segment that will be aggregated with our existing U.S. Commercial and U.S. Government operating segments in the renamed Cigna Healthcare reporting segment (previously named U.S. Medical).
•	The businesses to be sold pursuant to the Chubb Transaction are reported in Other Operations, which is included in “Corporate and Other Operations” in our earnings release and quarterly financial supplement.

Segment results for the periods presented have been restated to conform to the new segment presentation. See Cigna’s Current Report on Form 8-K filed on January 24, 2022 for additional information.

7.	Adjusted margin, pre-tax, is calculated by dividing adjusted income (loss) from operations, pre-tax by adjusted revenues for each segment.

Adjusted margin, after-tax, is calculated by dividing consolidated adjusted income (loss) from operations by consolidated adjusted revenues. Adjusted income (loss) from operations is measured on an after-tax basis for consolidated results.

8.	For Evernorth adjusted pharmacy scripts, non-specialty network scripts filled through 90-day programs and home delivery scripts are multiplied by three. All other network and specialty scripts are counted as one script.

9.	Cigna owns a 50% non-controlling interest in its China joint venture. As such, the adjusted revenues for the Cigna Healthcare segment only include Cigna’s 50% share of the joint venture’s earnings reported in Fees and Other Revenues using the equity method of accounting under GAAP.

10.	Medical costs payable within the Cigna Healthcare segment are presented net of reinsurance and other recoverables. The gross medical costs payable balance was $4.26 billion as of December 31, 2021, $4.33 billion as of September 30, 2021, and $3.70 billion as of December 31, 2020.

11.	Beginning first quarter 2021, in our earnings release and quarterly financial supplement, “Corporate and Other Operations” combines the results previously reported as “Corporate” and the segment previously reported as “Group Disability and Other”, which is now reported as “Other Operations” in our securities filings. This change to simplify reporting was enabled by the sale of the Group Disability and Life business.

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12.	The measure “adjusted tax rate” is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, “consolidated effective tax rate”. We define adjusted tax rate as the consolidated income tax rate applicable to the Company’s pre-tax income excluding net realized investment results, amortization of acquired intangible assets, and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded. Management is not able to provide a reconciliation to the consolidated effective tax rate on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof include (i) future net realized investment results and (ii) future special items.

13.	The aggregation of adjusted income from operations, pre-tax for Cigna’s U.S. Commercial and U.S. Government businesses is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, income before income taxes. See footnote 2 for a definition of adjusted income from operations, pre-tax. The reconciliation of income before income taxes to adjusted income from operations, pre-tax for Cigna’s U.S. Commercial and U.S. Government businesses combined, which were previously reported as U.S. Medical, for the year-ended December 31, 2021 is as follows:

Financial Results (dollars in millions):
Year Ended
December 31,
2021
Income before income taxes	$3,646
Pre-tax adjustments required to reconcile to adjusted income from operations
Net realized investment (gains) losses	(239)
Amortization of acquired intangible assets	25
Adjusted income from operations, pre-tax	$3,432

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made in connection with this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts. Forward-looking statements may include, among others, statements concerning our projected adjusted income from operations outlook for 2022 on a consolidated, per share, and segment basis; projected adjusted revenue outlook for 2022; projected total medical customer growth over year end 2021; projected medical care and SG&A expense ratios; projected consolidated adjusted tax rate; projected adjusted margin; projected cash flow from operations; projected capital expenditures; future dividends; projected weighted average shares outstanding; future financial or operating performance, including our ability to deliver affordable, personalized and innovative solutions for our customers and clients, including in light of the challenges presented by the COVID-19 pandemic; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; strategic transactions, including the sale of our international life, accident and supplemental benefits business; and other statements regarding Cigna’s future beliefs, expectations, plans, intentions, liquidity, cash flows, financial condition or performance. You may identify forward-looking statements by the use of words such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our strategic and operational initiatives; our ability to adapt to changes in an evolving and rapidly changing industry; the scale, scope and duration of the COVID-19 pandemic and its potential impact on our business, operating results, cash flows or financial condition; our ability to compete effectively, differentiate our products and services from those of our competitors and maintain or increase market share; price competition and other pressures that could compress our margins or result in premiums that are insufficient to cover the cost of services delivered to our customers; the potential for actual claims to exceed our estimates related to expected medical claims; our ability to develop and maintain satisfactory relationships with physicians, hospitals, other health service providers and with producers and consultants; our ability to maintain relationships with one or more key pharmaceutical manufacturers or if payments made or discounts provided decline; changes in the pharmacy provider marketplace or pharmacy networks; changes in drug pricing or industry pricing benchmarks; political, legal, operational, regulatory, economic and other risks that could affect our multinational operations; risks related to strategic transactions and realization of the expected benefits of such transactions, including with respect to the sale of our international life, accident and supplemental benefits business, as well as integration difficulties or underperformance relative to expectations; dependence on success of relationships with third parties; risk of significant disruption within our operations or among key suppliers or third parties; our ability to invest in and properly maintain our information technology and other business systems; our ability to prevent or contain effects of a potential cyberattack or other privacy or data security incident; potential liability in connection with managing medical practices and operating pharmacies, onsite clinics and other types of medical facilities; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; uncertainties surrounding participation in government-sponsored programs such as Medicare; the outcome of litigation, regulatory audits, investigations; compliance with applicable privacy, security and data laws, regulations and standards; potential failure of our prevention, detection and control systems; unfavorable economic and market conditions, stock market or interest rate declines, risks related to a downgrade in financial strength ratings of our insurance subsidiaries; the impact of our significant indebtedness and the potential for further indebtedness in the future; unfavorable industry, economic or political conditions; credit risk related to our reinsurers; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-K, 10-Q and 8-K available through the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION					Exhibit 1
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
	Three Months Ended		Years Ended		Three Months Ended
	December 31,		December 31,		September 30,
	2021	2020	2021	2020	2021

REVENUES

Pharmacy revenues	$32,328	$28,305	$121,413	$107,769	$31,013
Premiums	10,342	10,699	41,154	42,627	10,275
Fees and other revenues	2,638	2,337	9,962	8,761	2,532
Net investment income	380	371	1,549	1,244	468
Total Revenues	45,688	41,712	174,078	160,401	44,288
Net realized investment results from certain equity method investments	(12)	(43)	—	(130)	22
Special item related to contractual adjustment for a former client	—	—	—	(204)	—
Adjusted revenues (1)	$45,676	$41,669	$174,078	$160,067	$44,310

SHAREHOLDERS’ NET INCOME

Shareholders' net income	$1,116	$4,135	$5,365	$8,458	$1,621
After-tax adjustments to reconcile adjusted income from operations
Net realized investment (gains) losses (2)	(59)	(169)	(158)	(244)	(42)
Amortization of acquired intangible assets	326	370	1,494	1,431	392
Special Items
Charge for organizational efficiency plan	119	—	119	24	—
Debt extinguishment costs	—	—	110	151	—
Integration and transaction-related (benefits) costs	70	148	71	404	(35)
(Benefits) charges associated with litigation matters	—	—	(21)	19	—
Risk corridors recovery	—	—	—	(76)	—
Contractual adjustment for a former client	—	—	—	(155)	—
(Gain) on sale of business	—	(3,217)	—	(3,217)	—
Adjusted income from operations	$1,572	$1,267	$6,980	$6,795	$1,936

Pre-tax adjusted income (loss) from operations by segment
Evernorth	$1,634	$1,589	$5,818	$5,363	$1,548
Cigna Healthcare	472	285	3,609	4,031	1,046
Corporate and Other Operations	(115)	(236)	(450)	(586)	(83)
Consolidated pre-tax adjusted income from operations	1,991	1,638	8,977	8,808	2,511
Adjusted income tax expense	(419)	(371)	(1,997)	(2,013)	(575)
Consolidated after-tax adjusted income from operations	$1,572	$1,267	$6,980	$6,795	$1,936

DILUTED EARNINGS PER SHARE

Shareholders’ net income	$3.39	$11.45	$15.73	$22.96	$4.80
After-tax adjustments to reconcile to adjusted income from operations
Net realized investment (gains) losses (2)	(0.18)	(0.47)	(0.46)	(0.66)	(0.12)
Amortization of acquired intangible assets	0.99	1.03	4.38	3.88	1.15
Special items
Charge for organizational efficiency plan	0.36	—	0.35	0.07	—
Debt extinguishment costs	—	—	0.32	0.41	—
Integration and transaction-related (benefits) costs	0.21	0.41	0.21	1.10	(0.10)
(Benefits) charges associated with litigation matters	—	—	(0.06)	0.05	—
Risk corridors recovery	—	—	—	(0.21)	—
Contractual adjustment for a former client	—	—	—	(0.42)	—
(Gain) on sale of business	—	(8.91)	—	(8.73)	—
Adjusted income from operations (3)	$4.77	$3.51	$20.47	$18.45	$5.73
Weighted average shares (in thousands)	329,641	361,115	340,966	368,389	337,579
Common shares outstanding (in thousands)			322,948	354,771	331,400

SHAREHOLDERS' EQUITY at December 31,			$47,112	$50,321

SHAREHOLDERS' EQUITY PER SHARE at December 31,			$145.88	$141.84

(1) Adjusted revenues is defined as total revenues excluding the following adjustments: special items and Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting. These items are excluded because they are not indicative of past or future underlying performance of our businesses.

(2) Includes the Company’s share of certain realized investments results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting.

(3) Adjusted income (loss) from operations is defined as shareholders’ net income (or income before income taxes for the segment metric) excluding the following adjustments: net realized investment results, amortization of acquired intangible assets and special items. Cigna’s share of certain realized investment results of its joint ventures reported in the Cigna Healthcare segment using the equity method of accounting are also excluded.